                   MORGAN STANLEY INSTITUTIONAL FUND, INC.

                            ARTICLES OF AMENDMENT

       MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the "Corporation"), having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

       FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND: The Corporation desires to, and does hereby, amend its Articles of Amendment and Restatement, as amended and supplemented and as currently in effect (the "Charter") pursuant to Section 2-309(e) of the Maryland General Corporation Law (the "MGCL") to effect a reverse stock split of the issued and outstanding shares of Emerging Markets Debt Portfolio - Class A Common Stock and the Emerging Markets Debt Portfolio - Class B Common Stock, each a separate class of Common Stock of the Corporation such that: (i) every three
(3) shares of Emerging Markets Debt Portfolio - Class A Common Stock of the Corporation, par value $0.001 per share, which are issued and outstanding immediately prior to the time at which these Articles of Amendment become effective (the "Effective Time") shall, at the Effective Time, be combined and changed into one (1) issued and outstanding share of Emerging Markets
Debt Portfolio - Class A of Common Stock of the Corporation, par value $0.003 per share; (ii) every three (3) shares of Emerging Markets Debt Portfolio - Class B Common Stock of the Corporation, par value $0.001 per share, which are issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be combined and changed into one (1) issued and outstanding share of Emerging Markets Debt Portfolio - Class B Common Stock of the Corporation, par value $0.003 per share; (iii) fractional shares of Emerging Markets Debt Portfolio - Class A Common Stock of the Corporation, par value $0.003 per share and Emerging Markets Debt Portfolio - Class B
Common Stock of the Corporation, par value $0.003 per share, resulting from such combination and change (involving less than three (3) shares of such class of Common Stock) will be and remain issued and outstanding following the Effective Time; (iv) shares of Emerging Markets Debt Portfolio - Class A Common Stock of the Corporation and the Emerging Markets Debt Portfolio -
Class B Common Stock of the Corporation representing the difference between the number of shares of such class issued and outstanding immediately prior to the Effective Time and the number of shares of such class issued and outstanding immediately following the Effective Time, shall be and become authorized and unissued shares of such class having a par value of $0.003 per share; and (v) immediately upon the Effective Time, each certificate representing shares of the Emerging Markets Debt Portfolio - Class A Common Stock of the Corporation and the Emerging Markets Debt Portfolio - Class B Common Stock of the Corporation will continue to be valid but will be deemed for all corporate purposes after the Effective Time, until such certificate is surrendered in accordance with procedures established by the Corporation, to evidence ownership of the appropriately reduced number of shares of such class of Common Stock of the Corporation and upon proper surrender of such certificates, new certificates representing the appropriate number of shares (including fractional shares) of such class of Common Stock after the combination and change described above will be issued by the Corporation.
The reverse stock split described in
this Article SECOND will not affect any class or series of stock of the Corporation other than Emerging Markets Debt Portfolio - Class A Common Stock and Emerging Markets Debt Portfolio - Class B Common Stock.

       THIRD: The Corporation desires to and does hereby further amend its Charter pursuant to Section 2-605 of the MGCL to change the par value of each authorized share of Emerging Markets Debt Portfolio - Class A Common Stock and Emerging Markets Debt Portfolio - Class B Common Stock from $0.001 per share to $0.003 per share, effective as of the Effective Time.

       FOURTH: As of immediately before the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of Emerging Markets Debt Portfolio - Class A Common Stock and Emerging Markets Debt Portfolio - Class B Common Stock described in Article THIRD, the total number of shares of stock of all classes that the Corporation had authority to issue was thirty-two billion (32,000,000,000) shares of Common Stock, having an aggregate par value of thirty-two million dollars ($32,000,000.00) and designated and classified in the following portfolios and classes:


                                                                NUMBER OF SHARES OF
                                                                COMMON STOCK
                                                                CLASSIFIED AND
     NAME OF CLASS                                              ALLOCATED
     Active International Allocation Portfolio - Class A        500,000,000 shares
     Active International Allocation Portfolio - Class B        500,000,000 shares
     China Growth Portfolio - Class A                           500,000,000 shares
     China Growth Portfolio - Class B                           500,000,000 shares
     Emerging Markets Debt Portfolio - Class A                  500,000,000 shares
     Emerging Markets Debt Portfolio - Class B                  500,000,000 shares
     Emerging Markets Portfolio - Class A                       500,000,000 shares
     Emerging Markets Portfolio - Class B                       500,000,000 shares
     Focus Equity Portfolio - Class A                           500,000,000 shares
     Focus Equity Portfolio - Class B                           500,000,000 shares
     Global Franchise Portfolio - Class A                       500,000,000 shares
     Global Franchise Portfolio - Class B                       500,000,000 shares
     Global Value Equity Portfolio - Class A                    500,000,000 shares
     Global Value Equity Portfolio - Class B                    500,000,000 shares
     Gold Portfolio - Class A                                   500,000,000 shares
     Gold Portfolio - Class B                                   500,000,000 shares
     International Equity Portfolio -- Class A                  500,000,000 shares
     International Equity Portfolio -- Class B                  500,000,000 shares
     International Growth Equity Portfolio -- Class A           500,000,000 shares
     International Growth Equity Portfolio -- Class B           500,000,000 shares
     International Magnum Portfolio - Class A                   500,000,000 shares
     International Magnum Portfolio - Class B                   500,000,000 shares
     International Real Estate Portfolio - Class A              500,000,000 shares


                                      2


     International Real Estate Portfolio - Class B              500,000,000 shares
     International Small Cap Portfolio - Class A              1,000,000,000 shares
     Large Cap Relative Value Portfolio - Class A               500,000,000 shares
     Large Cap Relative Value Portfolio - Class B               500,000,000 shares
     Large Cap Value Portfolio - Class A                        500,000,000 shares
     Large Cap Value Portfolio - Class B                        500,000,000 shares
     MicroCap Portfolio - Class A                               500,000,000 shares
     MicroCap Portfolio - Class B                               500,000,000 shares
     Money Market Portfolio - Class A                         4,000,000,000 shares
     Money Market Portfolio - Class B                         2,000,000,000 shares
     Mortgage-Backed Securities Portfolio - Class A             500,000,000 shares
     Mortgage-Backed Securities Portfolio - Class B             500,000,000 shares
     Municipal Bond Portfolio - Class A                         500,000,000 shares
     Municipal Bond Portfolio - Class B                         500,000,000 shares
     Municipal Money Market Portfolio - Class A               4,000,000,000 shares
     Small Company Growth Portfolio - Class A                   500,000,000 shares
     Small Company Growth Portfolio - Class B                   500,000,000 shares
     U.S. Equity Plus Portfolio - Class A                       500,000,000 shares
     U.S. Equity Plus Portfolio - Class B                       500,000,000 shares
     U.S. Large Cap Growth Portfolio -- Class A                 500,000,000 shares
     U.S. Large Cap Growth Portfolio -- Class B                 500,000,000 shares
     U.S. Real Estate Portfolio - Class A                       500,000,000 shares
     U.S. Real Estate Portfolio - Class B                       500,000,000 shares
     TOTAL                                                   32,000,000,000 SHARES

       FIFTH: As of the Effective Time, after giving effect to the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of Emerging Markets Debt Portfolio - Class A Common Stock and Emerging Markets Debt Portfolio - Class B Common Stock described in Article THIRD, the total number of shares of stock of all classes that the Corporation has authority to issue will continue to be thirty-two billion (32,000,000,000) shares of Common Stock designated and classified in the portfolios and classes described in Article FOURTH but by virtue of the change in the par value per share of the shares of the Emerging Markets Debt Portfolio - Class A Common Stock and the Emerging Markets Debt Portfolio - Class B Common Stock from $0.001 per share to $0.003 per share, the aggregate par value of the total number of shares of stock of all classes that the Corporation has authority to issue will be thirty-four million dollars ($34,000,000).

       SIXTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment are for the purpose of effecting a reverse stock split that results in a combination of issued and outstanding shares of the Emerging Markets Debt Portfolio - Class A Common Stock and the Emerging Markets Debt Portfolio - Class B of Common Stock and a change in the par value of the authorized shares of such classes of Common Stock, as expressly authorized in Sections 2-309(e) and 2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors of the Corporation, without action by the stockholders.

       SEVENTH: The amendments to the Charter as set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.

       EIGHTH: These Articles of Amendment shall be effective upon, and the Effective Time shall be, the later of March 17, 2006 or the time that the Department accepts these Articles of Amendment for record.




                          [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 24th day of February, 2006.

                                   MORGAN STANLEY INSTITUTIONAL FUND, INC.



                                   By: /s/ Ronald E. Robison
                                       ---------------------
                                   Ronald E. Robison
                                   President

ATTEST:



/s/ Mary E. Mullin
------------------
Mary E. Mullin
Secretary

       THE UNDERSIGNED, President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                   /s/ Ronald E. Robison
                                   ---------------------
                                   Ronald E. Robison
                                   President